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                                                                      EXHIBIT 23

Santa Fe Gaming Corporation
Las Vegas, Nevada

We have made a review, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Santa Fe Gaming Corporation and subsidiaries for the periods ended December 31, 1996 and 1995, as indicated in our report dated February 13, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 is incorporated by reference In Registration Statement No. 33-44700 on Form S-8 and in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that act.


DELOITTE & TOUCHE LLP



Las Vegas, Nevada
February 13, 1997

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